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                                                                    Exhibit 99.3

                        INSTRUCTIONS WITH RESPECT TO THE
                                OFFER TO EXCHANGE

              AMERICAN DEPOSITARY SHARES (CUSIP NUMBER 752344309),
        EACH REPRESENTING TWO ORDINARY SHARES, PAR VALUE $0.10 PER SHARE
                                       OF
                           RANDGOLD RESOURCES LIMITED

                                       FOR

                             ALL OF THE OUTSTANDING
          RULE 144A GLOBAL DEPOSITARY SHARES (CUSIP NUMBER 752344408),
        EACH REPRESENTING TWO ORDINARY SHARES, PAR VALUE $0.10 PER SHARE
                                       OF
                           RANDGOLD RESOURCES LIMITED

     The undersigned acknowledges receipt of your letter and the exchange offer prospectus dated , 2002, in connection with the offer by Randgold Resources Limited, a company incorporated under the laws of Jersey, Channel Islands, to exchange one of its American Depositary Shares (CUSIP Number 752344309), or ADSs, each ADS representing two of its ordinary shares, par value $0.10 per share, for every one of its outstanding Rule 144A Global Depositary Shares (CUSIP Number 752344408), or Rule 144A GDSs, each Rule 144A GDS representing two of its ordinary shares, upon the terms and subject to the conditions of the exchange offer described in the exchange offer prospectus.

     The undersigned hereby instructs you to tender to Randgold Resources Limited, through The Bank of New York, as exchange agent, the number of Rule 144A GDSs indicated below (or, if no number is indicated below, all Rule 144A GDSs held on behalf of the undersigned) which you hold for the account of the undersigned, upon the terms and subject to the conditions set forth in the exchange offer prospectus. By signing this Instruction:

     o The undersigned holder hereby acknowledges that the exchange offer is being made in reliance upon interpretations by the Staff of the Securities and Exchange Commission, set forth in several no-action letters issued to third parties, that the ADSs issued in exchange for the Rule 144A GDSs pursuant to the exchange offer may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder that is an "affiliate" or "promoter" of Randgold Resources Limited within the meaning of Rule 405 under the Securities
          Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such ADSs are acquired in the ordinary course of such holder's business and such holder has no arrangement with any person to participate in the distribution of such ADSs. If the undersigned holder is not a broker-dealer, the undersigned holder represents that it is not engaged in, and does not intend to engage in, a distribution of the ADSs. If the undersigned holder is a broker-dealer that will receive ADSs for its own account in exchange for Rule 144A GDSs, the undersigned represents that such Rule 144A GDSs were acquired as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such ADSs; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     o The undersigned holder represents that (i) the ADSs acquired pursuant to the exchange offer are being obtained in the ordinary course of the undersigned holder's business, (ii) the undersigned holder is not participating in, and has no arrangements with any person to participate in, the distribution of such ADSs, of Randgold Resources Limited, (iii) the undersigned holder is not an "affiliate" or "promoter" as such terms are defined in Rule 405 under the Securities Act, of Randgold Resources Limited or, if the undersigned holder is an affiliate or promoter, that the undersigned holder will comply with the registration and prospectus delivery requirements of the



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          Securities Act to the extent applicable and (iv) the undersigned holder is not a broker-dealer that purchased the Rule 144A GDSs directly from Randgold Resources Limited for resale pursuant to Rule 144A or another available exemption under the Securities Act.



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Number of Rule 144A GDSs to be tendered*:

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Date:___________________________________________________________________________

                                   SIGN HERE

Signatures(s):__________________________________________________________________

Print Name(s):__________________________________________________________________

Print Address(es):______________________________________________________________

Area Code and Telephone Number:_________________________________________________

Taxpayer Identification or Social Security Number(s):___________________________

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*    Unless otherwise indicated, it will be assumed that all of your Rule 144A
     GDSs held by us for your account are to be tendered.



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